Exhibit 99.1

LKQ Corporation Appoints Andrew Clarke to Board of Directors

Brings Over 20 Years of Executive, Operational and Financial Experience in Global Transportation and Logistics Industries

Chicago, IL (July 22, 2024) -- LKQ Corporation (Nasdaq: LKQ) (“LKQ” or the “Company”) today announced the appointment of Andrew Clarke to the Company’s Board of Directors (the “Board”) as a new independent director, effective July 22, 2024. With the addition of Mr. Clarke, the LKQ Board will consist of ten members, eight of whom are independent.

Mr. Clarke brings significant logistics, transportation, operations, and financial expertise, having most recently served as Chief Financial Officer at C.H. Robinson, the largest freight broker in the U.S. and one of the biggest third-party logistics providers in the world, from 2015 to 2019. During his time as CFO at C.H. Robinson, Mr. Clarke helped the company achieve total revenue growth of $3 billion and return $2 billion to shareholders. Prior to C.H. Robinson, Mr. Clarke served as Chief Executive Officer and President at Panther Expedited Services, Inc., a premium logistics provider, and as Chief Financial Officer at Forward Air Corporation, a diversified transportation services corporation.

“Andy has a broad range of public company executive and board-level experience, and we are delighted to welcome him to the LKQ Board,” said Guhan Subramanian, Chairman of LKQ Corporation. “We conducted an extensive global search as part of our active refreshment process to identify a director who would further strengthen the Board’s breadth of financial and operational talent. Our Board is committed to regularly evaluating our composition to ensure we have the right mix of skills and experience necessary to aid in our focus of delivering long-term value for our shareholders.”

“I am honored to join the Board of LKQ, an impressive company with unique strengths including market-leading positions and a track record of operational excellence,” said Mr. Clarke. “I look forward to contributing my expertise as the Board oversees the LKQ leadership team’s work to implement the Company’s strategic priorities, drive sustained growth and create long-term shareholder value.”

About Andrew Clarke

Mr. Clarke has over 20 years of experience in the transportation industry. Mr. Clarke currently serves on the board of Element Fleet Management, a TSX-listed global leader in the fleet management industry. Mr. Clarke previously served as the Chief Financial Officer of C.H. Robinson, Inc., a NASDAQ-listed corporation and one of the world’s largest third-party logistics providers, a position he held from 2015 to 2019. From 2007 to 2013, Mr. Clarke was the Chief Executive Officer of Panther Expedited Services, Inc., a premium logistics provider that focuses on the automotive, life sciences, governmental and manufacturing segments. From 2000 to 2006, Mr. Clarke served in various executive roles, including as Senior Vice President and Chief Financial Officer, at Forward Air Corporation, a NASDAQ-listed, diversified transportation services corporation. Mr. Clarke holds a Master of Business Administration from the University of Chicago Booth School of Business and a BSBA from Washington University in St. Louis.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements

Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.

Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include, among others, changes in our cash position or cash requirements for other purposes, fluctuations in the price of our common stock, general market conditions, and stockholder response to the repurchase program; and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.

Contact:
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com